Exhibit 99.1

FOR IMMEDIATE RELEASE:

STREAM GLOBAL SERVICES ANNOUNCES

FINANCIAL RESULTS FOR FIRST QUARTER ENDED MARCH 31, 2010

Revenues of $196.6 million and Gross Profit of 43%

BOSTON, MA – May 6, 2010 – Stream Global Services, Inc., (NYSE AMEX: SGS), a premium business process outsource (BPO) service provider specializing in customer relationship management and business process outsourcing services for Fortune 1000 companies, today announced consolidated financial results for its 2010 first quarter ended March 31, 2010.

GAAP Consolidated Results

On a GAAP basis, revenue for the three months ended March 31, 2010 was $196.6 million as compared to $135.6 million in the three months ended March 31, 2009.

GAAP net loss was $10.5 million for the three months ended March 31, 2010 as compared to GAAP net income of $1.7 million for the three months ended March 31, 2009.

Pro Forma Combined Consolidated Results

On a pro forma combined consolidated basis, as if the acquisition of eTelecare Global Solutions, Inc. had been completed on January 1, 2009, the Company posted revenue for the three months ended March 31, 2010 of $196.6 million as compared to $206.2 million for the three months ended March 31, 2009.

Stream’s gross profit as a percentage of revenue on a pro forma combined basis decreased to 43% in the three months ended March 31, 2010 compared to 44% in the three months ended March 31, 2009.

For the three months ended March 31, 2010, pro forma adjusted earnings before interest taxes depreciation and amortization (“EBITDA”) was $17.0 million compared to $23.7 million in the three months ended March 31, 2009, as adjusted for transaction and severance related expenses.

Scott Murray, Chairman and Chief Executive Officer of Stream said; “We are pleased with the first quarter results for 2010 for the combined business. We have substantially completed the integration of eTelecare, as well as entered into a number of contracts with new clients and expanded business with our existing client base.” Murray went on to say, “Stream’s earnings for the first quarter of 2010 were lower than the first quarter of 2009 due to new business sold that is now in the ramp phase, thereby requiring that we incur start-up costs such as investments in technology and training of personnel. This ramp of new business is expected to have a positive effect on our business in the latter half of 2010 as these programs become fully operational.”

Stream will hold a conference call for investors on May 6 at 9:00 a.m. EDT. Investors can participate by calling 1-800-753-0420 and referencing passcode #8620848.

Contact Information:

Sally Comollo

Director of Marketing Communications

sally.comollo@stream.com

781-304-1847

About Stream Global Services:

Stream Global Services is a premium business process outsource (BPO) service provider specializing in customer relationship management services including sales, customer care and technical support for Fortune 1000 companies. Stream

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is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Our service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce of approximately 30,000 employees capable of supporting over 35 languages across 50 locations in 22 countries. Stream continues to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. To learn more about the company and its complete service offering, please visit www.stream.com.

Safe Harbor.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to maintain and win additional client business, continue to maintain our operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain our management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in our filings with the SEC, including those discussed in the Company’s Annual report filed with the SEC on Form 10-K for the year ended December 31, 2009.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

Non-GAAP Financial Information

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how SGSI defines non-GAAP financial measures in this release.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating

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decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

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STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31
	2010	2009
Revenue	$196,575	$135,614
Direct cost of revenue	112,840	78,613

Gross profit	83,735	57,001

Operating expenses:
Selling, general and administrative expenses	69,264	43,502
Transaction related expenses	910	—
Depreciation expense	11,219	4,133
Amortization expense	5,210	2,532

Income (loss) from operations	(2,868)	6,834
Interest expense (income) and other financial costs	5,797	2,050

Income (loss) before provision for income taxes	(8,665)	4,784
Provision for income taxes	1,810	3,086

Net income (loss)	$(10,475)	$1,698
Preferred stock beneficial conversion feature, accretion and dividends	—	1,518

Net income (loss) available to common shareholders:	(10,475)	180

Basic and Diluted income (loss) per share	$(0.13)	$0.02

Shares used in computing per share data:
Basic and Diluted shares	80,009	9,456

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$21,599	$14,928
Accounts receivable, net	160,362	175,557
Other current assets	42,732	36,901

Total current assets	224,693	227,386
Equipment and fixtures, net	89,329	96,816
Goodwill, intangible assets, and other long-term assets	346,493	356,621

Total assets	$660,515	$680,823

Liabilities and Stockholders’ Equity
Current liabilities	$113,453	$115,337
Line-of credit	6,953	15,501
Long-term debt	191,691	191,379
Capital lease obligations	11,059	11,279
Deferred income taxes	20,373	21,050
Other long-term liabilities	22,643	22,866

Total liabilities	366,172	377,412

Stockholders' equity and preferred stock	294,343	303,411

Total liabilities and stockholders’ equity	$660,515	$680,823

STREAM GLOBAL SERVICES, INC.

PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
(Non-GAAP Pro forma)
Revenue	$196,575	$206,218
Direct costs of revenue	112,802	114,866

Gross profit	83,773	91,352

Gross profit as a percentage of revenue	43%	44%

Operating expenses:
Selling, general and administrative expenses	66,779	67,633
Stock-based compensation expense	1,329	204
Transaction related expenses	2,050	926
Depreciation and amortization expense	16,429	14,222

	86,587	82,985

Income (loss) from operations	(2,814)	8,367
Interest expense (income) and other financial costs	5,851	10,544

Income (loss) before provision for income taxes	(8,665)	(2,177)
Provision for income taxes	1,810	3,989

Net income (loss)	$(10,475)	$(6,166)

Adjusted EBITDA
Income (loss) from operations	$(2,814)	$8,367
Depreciation and amortization expense	16,429	14,222
Transaction and severance related expenses	2,050	926
Stock-based compensation expense	1,329	204

Adjusted EBITDA	$16,994	$23,719

STREAM GLOBAL SERVICES, INC.

RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA INFORMATION

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Net Income (loss)	$(10,475)	$1,698
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Provision for income taxes	1,810	3,086
Pro forma depreciation and amortization	16,429	14,222
Interest expense (income) and financial costs	5,797	2,050
Realized foreign exchange gains	54	1,666
Transaction and severance related expenses	2,050	926
Stock-based compensation expenses	1,329	204
Operating income (loss) from eTelecare for the period prior to the acquisiton on October 1, 2009	—	(133)

Pro Forma EBITDA	$16,994	$23,719